Exhibit 107

Calculation of Filing Fee Tables

FORM S-8

(Form Type)

INCANNEX HEALTHCARE INC.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered Securities

Security Type	Security Class Title	Fee Calculation Rule	Amount Registered (1)		Proposed Maximum Offering Price Per Share		Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
Equity	Common Stock, par value $0.0001 per share	457(h)	5,000,000	(2)	$3.8049	(3)	$19,024,500	$0.00014760	$2,808.02
Equity - Option Agreements granted outside the Registrant’s stock plans (“Non-Plan Option Agreements”)	Common Stock, par value $0.0001 per share	457(h)	243,328	(4)	$29.01	(5)	$7,058,945	$0.00014760	$1,041.90
Total Offering Amount							26,083,445		$3,849.92
Total Fee Offsets									$0.00
Net Fees Due									$3,849.92

(1)	Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also cover any additional shares of common stock, par value $0.0001 per share (“Common Stock”), of Incannex Healthcare Inc. (the “Registrant”) that become issuable under the Registrant’s 2023 Equity Incentive Plan (the “Plan”) and Non-Plan Option Agreements, by reason of any stock dividend, stock split, recapitalization or other similar transaction that increases the number of the outstanding shares of the Registrant’s Common Stock. In addition, pursuant to Rule 416(c) under the Securities Act, this Registration Statement shall also cover an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan described herein.

(2)	Represents the 5,000,000 shares of Common Stock reserved and available for issuance under the Plan.

(3)	Calculated pursuant to Rule 457(h) under the Securities Act solely for the purpose of calculating the registration fee. The registration fee is calculated based on a price of $3.8049 per share, which is the average of the high and low prices of the Common Stock as reported on the Nasdaq Global Market on December 18, 2023.

(4)	Represents the 243,328 shares of Common Stock previously granted pursuant to Non-Plan Option Agreements.

(5)	Calculated pursuant to Rule 457(h) under the Securities Act solely for the purpose of calculating the registration fee. The registration fee is calculated based on a price of $29.01 per share, which is the weighted-average exercise price for options outstanding under the Non-Plan Option Agreements.

Table 2: Fee Offset Claims and Sources

The Registrant does not have any fee offsets.